UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2007
WILD OATS MARKETS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21577	84-1100630

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1821 30th Street
Boulder, Colorado 80301
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (303) 440-5220
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.
On February 21, 2007, Wild Oats Markets, Inc., a Delaware corporation, (the “Company”) entered into a merger agreement with Whole Foods Markets, Inc. (“WFM”), pursuant to which WFM through its subsidiary commenced an offer (the “Offer”) to purchase all the Company’s outstanding shares at a purchase price of $18.50 per share in cash. The Company previously disclosed that consummation of the Offer is subject to customary closing conditions, including the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”).
On March 13, 2007, the Company and WFM received a request for additional information (commonly known as a “second request”) from the Federal Trade Commission (“FTC”) in connection with the Offer. The Company intends to continue to cooperate fully with the FTC and to respond promptly to this request. The effect of the second request is to extend the waiting period imposed by the HSR Act until 10 days after WFM has substantially complied with the request, unless that period is extended voluntarily by the parties or terminated sooner by the FTC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILD OATS MARKETS, INC.

Date: March 14, 2007	By:	/s/ Freya R. Brier

	Name:	Freya R. Brier
	Title:	Executive Officer